Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Thomas A. Young, Jr.
November 4, 2008		Paul M. Harbolick, Jr.
(703) 814-7200
Alliance Bankshares Reports 3rd Quarter 2008 Results
Continued positive progress seen in non-performing assets
CHANTILLY, VA – Alliance Bankshares Corporation (NASDAQ – ABVA) today reported a third quarter loss of $2,371,000 Much of this loss can be attributed to $364,000 in direct OREO expenses and a $2,200,00 provision for loan losses. On a year to date basis, the organization had a net loss of $5,537,000. Despite the net loss, all regulatory capital ratios remain above the levels necessary to be considered a “well capitalized” institution.
“The exceptionally challenging economy has had an adverse effect on our Bank. Our internal risk management processes have done a good job at identifying and containing the risk in much of our loan portfolio. Like many other banks, our home equity products have seen higher than expected losses. The third quarter results reflect additional charge-offs and an expansion of the allowance for loan losses for the home equity portfolio. We have increased our allowance for loan losses up to 1.62% of loans outstanding as of September 30, 2008. Our nonperforming assets were $24.3 million as of the beginning of the year and have migrated down to $22.3 million as of September 30, 2008, with two additional properties selling in October reducing the total by another $3.5 million to $18.7 million. We feel many of the actions taken by the Federal Government over the past year and specifically in the past two months will have long-term positive benefits to the local real estate economy, our clients and Alliance. Historians many look back at 2008 as a deep recession that rivals the great depression and the strong capital position of Alliance will allow us the opportunity to continue to work with our clients and weather the storm,” said Thomas A. Young, Jr., President & CEO.
Total loans declined by approximately $25.3 million from September 30, 2007 to September 30, 2008. Total loans were $370.8 million as of September 30, 2008, however, exposure to construction and land loans has been reduced by nearly 25% in 2008, a trend we expect to continue. New loan demand is evident in some segments of income producing (leased) commercial properties and closed end, modest loan to value consumer second trusts. We expect commercial and consumer borrowers to remain cautious in the current economic environment despite government efforts to stimulate lending. Total assets were $552.8 million as of September 30, 2008 or $16.2 million less than the September 30, 2007 position of $569.0 million or $11.5 million greater than the December 31, 2007 level of $541.3 million. The year over year reduction in assets was primarily the result of the previously reported plan to reduce our investment portfolio and our exposure to mortgage related securities.

Our non-interest bearing deposits decreased by $9.4 million over the past year. Total non-interest bearing deposits were $74.2 million or 18.5% of total deposits as of September 30, 2008. Our non-interest bearing deposits increased by $8.0 million or 12.1%, over the December 31, 2007 level of $66.2 million. The growth is coming from both existing clients and the expansion of our title and escrow services client base which has led to significant amount of new accounts during 2008. Our total deposits grew to $401.4 million as of September 30, 2008 or $25.9 million greater than the September 30, 2007 level of $375.5 and $36.1 million greater than the December 31, 2007 level of $365.3 million.
During the quarter we had success in selling two residential properties out of the non-performing assets. In addition, two other nonperforming assets totaling $3.5 million were sold in October. We have expressions of interest in several of the OREO properties and we continue to work on achieving the proper balance between value and liquidation of OREO.
“As the U.S. and global economies have suffered record problems, our company has worked hard to manage through this challenging period. Our management team is working diligently to reduce the levels of non-performing assets and we anticipate the levels of non-performing assets to continue to drop over the coming quarters. Our management team is focused on balancing growth with conservative views surrounding credit and developing valuable long-term client relationships. It is in times of difficulty that true character is displayed,” said Harvey E. Johnson, Jr., Chairman of the Board.
Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability, balance sheet management goals and actions and financial and other goals. These statements are based on certain assumptions and analyses by the company and other factors it believes are appropriate in the circumstances. However, the company’s expectations are subject to a number of risks and uncertainties such as changes in personnel, interest rates, accounting standards, economic conditions and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the company’s most recent report on Form 10-K and other documents filed with the Securities and Exchange Commission.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###

ALLIANCE BANKSHARES CORPORATION
Consolidated Balance Sheets

	September 30,	December 31,	September 30,
	2008*	2007	2007*
	(Dollars in thousands)
ASSETS

Cash and due from banks	$25,211	$10,121	$19,300
Federal funds sold	12,976	1,256	7,688
Trading securities, at fair value	89,386	84,950	101,961
Investment securities available-for-sale, at fair value	21,793	26,128	27,176
Investment securities held-to-maturity, at amortized cost	—	—	100

Loans held for sale	989	1,925	1,573
Loans, net of unearned discount and fees	370,768	398,224	396,038
Less: allowance for loan losses	(6,000)	(6,411)	(5,134)

Loans, net	364,768	391,813	390,904

Premises and equipment, net	1,861	2,106	2,244
Other real estate owned (OREO)	13,379	4,277	781
Goodwill and intangibles	6,284	6,338	6,388
Other assets	16,172	12,348	10,894

TOTAL ASSETS	$552,819	$541,262	$569,009

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$74,167	$66,152	$83,591
Interest-bearing deposits ($41,329, $110,665 and $110,535 at fair value)	327,281	299,112	291,926

Total deposits	401,448	365,264	375,517

Repurchase agreements, federal funds purchased and other borrowings	46,318	38,203	54,298
Federal Home Loan Bank advances ($26,111, $76,615 and $75,452 at fair value)	51,111	76,615	75,452
Trust Preferred Capital Notes	10,310	10,310	10,310
Other liabilities	4,379	5,137	3,367
Commitments and contingent liabilities	—	—	—

TOTAL LIABILITIES	513,566	495,529	518,944

Common stock, $4 par value; 15,000,000 shares authorized; 5,106,819, 5,106,819 and 5,116,119 shares issued and outstanding at September 30, 2008, December 31, 2007 and September 30, 2007, respectively	20,427	20,427	20,464
Capital surplus	25,293	25,082	25,156
Retained earnings (deficit)	(5,137)	400	4,652
Accumulated other comprehensive (loss), net	(1,330)	(176)	(207)

TOTAL STOCKHOLDERS’ EQUITY	39,253	45,733	50,065

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$552,819	$541,262	$569,009

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Income Statements

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008*	2007*	2008*	2007*
		(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$5,897	$7,838	$18,110	$23,457
Trading securities	986	1,455	3,082	4,848
Investment securities	253	317	850	1,003
Federal funds sold	28	52	114	154

Total interest income	7,164	9,662	22,156	29,462

INTEREST EXPENSE:
Deposits	3,166	3,057	9,760	9,085
Purchased funds and other borrowings	788	2,068	2,862	6,547

Total interest expense	3,954	5,125	12,622	15,632

Net interest income	3,210	4,537	9,534	13,830
Provision for loan losses	2,200	235	3,360	1,120

Net interest income after provision for loan losses	1,010	4,302	6,174	12,710

OTHER INCOME:
Insurance commissions	681	782	2,497	2,606
Deposit account service charges	65	54	209	231
Gain on sale of loans	29	66	121	949
Net gain on sale of securities	(56)	(17)	(46)	55
Trading activity and fair value adjustments	(142)	(729)	(2,531)	(1,370)
Other operating income	24	47	91	137

Total other income	601	203	341	2,608

OTHER EXPENSES:
Salaries and employee benefits	2,270	2,120	6,695	6,698
Occupancy expense	623	482	1,714	1,453
Equipment expense	254	252	731	760
Operating expenses	2,115	1,405	5,929	4,441

Total other expenses	5,262	4,259	15,069	13,352

INCOME (LOSS) BEFORE INCOME TAXES	(3,651)	246	(8,554)	1,966
Income tax expense (benefit)	(1,280)	49	(3,017)	558

NET INCOME (LOSS)	$(2,371)	$197	$(5,537)	$1,408

Net income (loss) per common share, basic	$(0.46)	$0.04	$(1.08)	$0.26

Net income (loss) per common share, diluted	$(0.46)	$0.04	$(1.08)	$0.25

Weighted average number of shares, basic	5,106,819	5,246,891	5,106,819	5,441,363

Weighted average number of shares, diluted	5,106,819	5,465,239	5,106,819	5,742,793

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Performance Information

	September 30,	September 30,
	2008*	2007*
	(Dollars in thousands, except per share)
Performance Information:

For The Three Months Ended:
Average loans	$371,206	$394,684
Average earning assets	494,278	532,242
Average assets	548,307	561,431
Average non-interest bearing deposits	65,432	76,691
Average total deposits	387,156	343,369
Average interest-bearing liabilities	438,462	432,601
Average equity	41,828	50,718
Return on average assets	NM	0.14%
Return on average equity	NM	1.54%
Net interest margin (1)	2.65%	3.44%
Earnings per share, basic	$(0.46)	$0.04
Earnings per share, diluted	(0.46)	0.04

For The Nine Months Ended:
Average loans	$378,751	$394,438
Average earning assets	501,555	559,055
Average assets	551,037	589,432
Average non-interest bearing deposits	66,597	87,612
Average total deposits	384,548	359,631
Average interest-bearing liabilities	438,027	444,844
Average equity	43,482	53,635
Return on average assets	NM	0.32%
Return on average equity	NM	3.51%
Net interest margin (1)	2.60%	3.36%
Earnings per share, basic (2)	$(1.08)	$0.26
Earnings per share, diluted (2)	(1.08)	0.25

*	Unaudited financial results

(1)	On a fully-tax equivalent basis assuming a 34% federal tax rate. NM = Not Meaningful

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information

	September 30,	December 31,	September 30,
	2008*	2007	2007*
	(Dollars in thousands)
Credit Quality Information:
Nonperforming assets:
Impaired loans (performing loans with a specific allowance)	$6,082	$2,928	$10,218
Non-accrual loans	2,803	17,082	3,019
OREO	13,379	4,277	781

Total nonperforming assets & past due loans	$22,264	$24,287	$14,018

Specific reserves associated with impaired loans	$1,714	$2,163	$920

Largest components of the nonperforming assets listed above:
September 30, 2008 impaired loans (93.5% of the total)

     $2.6 million which is a single family residence under construction in Northern Virginia.

     $932 thousand which is a first and second trust on an office condominium in Northern Virginia.

     $544 thousand on building lots in Northern Virginia.
     $1.6 million which is a single family residence under construction in Northern Virginia (Impaired as of 9/30/08)

     Property was sold in October for $1.5 million, with a specific reserve recorded in September 2008.

     No further transactions regarding this loan will adversely effect our fourth quarter results.
September 30, 2008 non-accrual loans (97.4% of the total)

     $1.2 million to seven borrowers which are consumer HELOCs.

     $810 thousand which is a residential condominium in Virginia Beach, Virginia.

     $679 thousand which is secured by a commercial building and assets of a retail hardware and lumber company.
September 30, 2008 OREO (96% of the total)

     $3.4 million which consists of three land loans all to one borrower in Northern Virginia. (Non-accrual as of 12/31/07; OREO 3/31/08)

     $2.6 million on building lots in Northern Virginia. (Non-accrual as of 12/31/07)

     $2.3 million which is farmland/development acreage in the Winchester Virginia area. (Non-accrual as of 12/31/07; OREO 3/31/08)

     $2.1 million which is secured by residential building lots in Northern Virginia. (Non-accrual as of 3/31/08)

     $585 thousand which is a two unit office condominium in Richmond, Virginia. (OREO as of 12/31/07)
     $2.0 million secured by a completed single family residence in Northern Virginia. (Non-accrual as of 12/31/07;

     OREO 3/31/08) Property was sold in October for $2.0 million, net of expenses.

     No further transactions regarding this loan will adversely effect our fourth quarter results.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information

	September 30,	September 30,
	2008*	2007*
	(Dollars in thousands)
For The Nine Months Ended:

Balance, beginning of period	$6,411	$4,377
Provision for loan losses	3,360	1,120

Loans charged off	(4,242)	(420)
Recoveries of loans charged off	471	57

Net charge-offs	(3,771)	(363)

Balance, end of period	$6,000	$5,134

	September 30,		December 31,		September 30,
	2008*		2007		2007*
Ratios:
Allowance for loan losses to total loans	1.62%		1.61%		1.30%
Allowance for loan losses to non-accrual loans	2.1	X	0.4	X	1.7	X
Allowance for loan losses to nonperforming assets	0.3	X	0.3	X	0.4	X
Nonperforming assets to total assets	4.03%		4.48%		2.46%
Net charge-offs to average loans	1.00%		0.95%		0.09%

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Trading Asset & Liability Summary

	September 30, 2008		December 31, 2007		September 30, 2007
	Fair		Fair		Fair
Trading Securities	Value	Yield	Value	Yield	Value	Yield
	(Dollars in thousands)
U.S. government corporations & agencies[1]	$40,292	5.32%	$19,547	6.11%	$18,932	6.14%
PCMOs [2]	12,569	5.40%	20,669	5.33%	36,253	5.29%
SBA securities [3]	36,525	3.03%	44,734	5.65%	46,776	6.05%

Totals	$89,386	4.44%	$84,950	5.68%	$101,961	5.80%

[1] Bankshares does not hold any Fannie Mae or Freddie Mac preferred stock in the U.S. government corporation or agencies listed above. (All periods stated.)

[2] All PCMOs are rated AAA by Moody’s, S&P or Fitch.

3 SBA securities are U.S. government agency securities. For presentation purposes they are separated out on the table above.

	September 30, 2008	December 31, 2007	September 30, 2007
	Fair	Fair	Fair
Fair Value Assets and Liabilities	Value	Value	Value
	(Dollars in thousands)
Trading securities	$89,386	$84,950	$101,961

Interest-bearing deposits (brokered certificates of deposit)	$41,329	$110,665	$110,535
FHLB advances	26,111	76,615	75,452

Total fair value liabilities	$67,440	$187,280	$185,987

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Capital Information

	September 30,	December 31,	September 30,
	2008*	2007	2007*
	(Dollars in thousands, except per share)
Capital Information:
Book value per share	$7.69	$8.96	$9.79
Tier I risk-based capital ratio	10.0%	11.7%	12.4%
Total risk-based capital ratio	11.3%	12.9%	13.6%
Leverage capital ratio	8.2%	9.0%	9.6%
Total equity to total assets ratio	7.1%	8.5%	8.8%

*	Unaudited financial results